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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2003 relating to the financial statements of TPG N.V., which appears in TPG N.V.'s Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers Accountants N.V.

Amsterdam, The Netherlands
April 1, 2003

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS